Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D with respect to the common stock of Mackinac Financial Corporation is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 1, 2012

STEINHARDT CAPITAL INVESTORS, LLLP

By:	STEINHARDT CAPITAL MANAGEMENT, LLC
Its:	General Partner

	By:	/s/ David R. Steinhardt
	Name:	David R. Steinhardt
	Title:	Manager

STEINHARDT CAPITAL MANAGEMENT, LLC

By:	/s/ David R. Steinhardt
Name:	David R. Steinhardt
Title:	Manager

DAVID R. STEINHARDT

/s/ David R. Steinhardt
Name:	David R. Steinhardt